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                              MANAGEMENT AGREEMENT

                  THIS MANAGEMENT AGREEMENT is made as of March 1, 1996, by and between CRUSADER SAVINGS BANK, FSB, a federally chartered savings bank ("Bank"), and CRUSADER HOLDING CORPORATION, a Pennsylvania corporation ("Manager").

                                   Background

                  Bank is a Federal savings bank chartered under Section 5 of the Home Owners' Loan Act (the "Federal Act") and exercises all of the powers conferred thereby in the operation of its business (the "Business"). A Federal Stock Charter was issued to Bank with an effective date of June 29, 1993 (the "Bank's Charter"). Manager is the sole shareholder of Bank. Bank desires to retain Manager to provide certain services for the benefit of the Bank as set forth herein, all subject to the terms and conditions of this Agreement.

                                    Agreement

                  NOW THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                               MANAGEMENT SERVICES

                  1.1 Management services. Manager agrees to provide certain services to the Bank, including, without limitation, the appointment of an officer of Manager to serve as Chairman of the Board of Directors of the Bank, the appointment of a second officer of Manager to serve as a member of the said Board of Directors, the appointment of one or more of its officers to serve on the Bank's Loan, Compensation or any other committees or subcommittees created by the Board of Directors and the provision of advisory services to the existing officers of the Bank, including (i) development of additional business lines for the Bank within applicable regulatory limitations, (ii) supervision of newly developed business lines of the Bank and (iii) development of marketing strategies to enhance the profitability of the existing and all future business lines of the Bank.

                  1.2 Other Matters. Manager and Bank agree that Manager's relationship to Bank is that of an independent contractor, that Manager is not an agent of Bank and that neither Manager nor Bank will represent to anyone that Manager's relationship to Bank is other than that of an independent contractor.






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                                   ARTICLE II
                             MANAGER'S COMPENSATION

                  2.1 Expense Reimbursement. Bank shall reimburse Manager for all direct expenses of managing and operating the Business, if any, which Manager incurs on Bank's behalf and which are approved by Bank. Direct expenses shall not include expenses incurred by Manager at its general offices and shall not include the salaries of Manager's employees engaged in the conduct of its obligations to Bank hereunder. Notwithstanding the foregoing, Manager shall have no obligation to advance its own funds for Bank's account.

                  2.2 Management Fees. Bank shall pay Manager a monthly base management fee for services rendered during each calendar month (or portion thereof) during the term of this Agreement hereunder equal to $18,500 (the "Management Fee"). The Management Fee shall be due and payable on or before the tenth (10th) day of the calendar month for which such fee is earned.

                                   ARTICLE III
                              TERM AND TERMINATION

                  3.1 Term. The initial term of this Agreement shall commence on the date hereof and terminate on the date occurring thirty (30) days following receipt of written notice from one party to the other party of such party's intent to terminate this Agreement; provided, however, that any such notice shall not be effective during the first year of the term of this Agreement except that Bank may terminate this Agreement at any time for "cause" by giving Manager thirty (30) days' prior written notice. In the absence of any such notice, the term of this Agreement shall continue on a year-to-year basis under the same terms and conditions unless and until terminated in accordance with the terms of this paragraph.

                  3.2 Cause.

                      (a) Without limitation, "cause" shall include the following:

                               (i) (1) the failure of Manager to comply with
the material terms and conditions of this Agreement, which is not corrected within thirty (30) days following receipt of written notice of such failure from Bank to Manager, (2) the failure of Manager to follow any written direction consistent with the terms and provisions of this Agreement delivered by Bank to Manager which is not corrected within thirty (30) days following receipt of written notice of such failure given by Bank to Manager, (3) the making of any intentionally false or misleading statement of fact by Manager to Bank, or (4) gross negligence committed by

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Manager in carrying out the Manager's responsibilities outlined in this
Agreement.

                               (ii) At the option of Bank, a sale of the
Business.

                              (iii) If a receiver, liquidator or trustee for
Manager shall be appointed by court order, or a bona fide petition shall be filed against Manager under any bankruptcy, reorganization or insolvency law and shall not be dismissed within one hundred twenty (120) days after such appointment or filing, or Manager shall file a petition in voluntary bankruptcy or for reorganization under any bankruptcy, reorganization or insolvency law, or Manager shall make an assignment for the benefit of creditors.

                      (b) Termination of this Agreement shall not release either party from its liability hereunder for the period prior to termination. Upon termination of this Agreement, (i) Bank agrees to pay Manager all amounts then owed by Bank to Manager under this Agreement; (ii) Manager shall deliver to Bank any monies due Bank under this Agreement but received by Manager after its termination; (iii) Manager shall deliver to Bank all materials and supplies, originals of books and records, keys, contracts and documents, and such other accountings, papers and records pertaining to this Agreement and Manager's obligations hereunder; and (iv) Manager shall assign as directed by Bank such existing contracts relating to the operation and maintenance of the Business as Bank shall require.


                                   ARTICLE IV
                                  MISCELLANEOUS

                  4.1 Notices. Any notice to be given or to be served upon any party hereto shall be in writing and shall be given by certified or registered mail or overnight express, but shall be deemed to have been given and received on the third day after attempted delivery in the case of Certified or Registered mail and on the date shown on verified receipt in the case of overnight express. If notice is given in some manner other than as above specified, it shall be deemed to have been given when delivered to and received by the party to whom it is addressed. Such notices shall be given to the parties hereto at the following addresses:


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                        If to Bank:

                        Crusader Savings Bank, FSB
                        1230 Walnut Street
                        Philadelphia, Pennsylvania 19107
                        Attention: Mr. Joseph T. Crowley, President

                        If to Manager:

                        Crusader Holding Corporation
                        1230 Walnut Street
                        Philadelphia, Pennsylvania 19107
                        Attention: Mr. Thomas J. Knox, Chairman

Either party shall have the right to change its address for notices hereunder to any other location or to add additional addresses for notice hereunder by the giving of written notice to the party in the manner set forth herein above.

                  4.2 Miscellaneous.

                      (a) This Agreement shall constitute the entire agreement between the parties hereto and no modification hereof shall be effective unless made by an agreement in writing executed by the parties hereto.

                      (b) Nothing contained in this Agreement shall constitute or be deemed to be or create a partnership or joint venture between Bank, its successors or assigns, on the one part, and Manager, its successors or assigns, on the other part.

                      (c) Neither this Agreement nor any part hereof nor any service, relationship or other matter alluded to herein shall inure to the benefit of any third party, to any trustee in bankruptcy, to any assignee for the benefit of creditors, to any receiver by reason of insolvency, to any other fiduciary or officer representing a bankrupt or insolvent estate of either party, or to the creditors or claimants of such an estate. Without limiting the generality of the foregoing, it is agreed that insolvency or bankruptcy of either party hereto shall, at the option of the other party, void all rights of such insolvent or bankrupt party hereunder (or so many of such rights as the other party shall elect to void).

                      (d) Manager shall not, without Bank's prior written approval, assign any of its rights or obligations under this Agreement. Notwithstanding the provisions of paragraph (c) above, Bank may assign its rights and obligations under this Agreement to any successor to the Business, and Bank shall be relieved of all liability accruing after the effective date of any such assignment.

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                      (e) If any one or more of the provisions of this
Agreement, or the applicability of any such provisions to a specific situation shall be held invalid or unenforceable, then such provision shall be modified to the minimum extent necessary to make it or its application valid or enforceable, and the validity and enforceability of all other provisions of this Agreement and all other applications of such provisions shall not be affected thereby.

                      (f) Unless the context clearly requires otherwise, the singular number herein shall include the plural, the plural number shall include the singular, and any gender shall include all genders. The titles and captions used herein shall not affect the construction of this Agreement.

                      (g) This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.



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                  IN WITNESS WHEREOF, the parties hereto, by their duly
authorized officers, has executed his Agreement as of the and year first above written.

                                    BANK:

                                    CRUSADER SAVINGS BANK, FSB



                                    By: /s/ Josheph T. Crowley
                                        -------------------------------------
                                            Joseph T. Crowley, President


                                    MANAGER:

                                    CRUSADER HOLDING CORPORATION



                                    By: /s/ Thomas J. Knox
                                        -------------------------------------
                                            Thomas J. Knox, Chairman



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